Exhibit 99.2

Garrett Motion Files Lawsuit Against Honeywell

Over Unusual Asbestos Indemnity

ROLLE, Switzerland – December 2, 2019 – Garrett Motion Inc. (NYSE: GTX) today filed a lawsuit in the Supreme Court of the State of New York against Honeywell International Inc. (NYSE: HON), related entities and certain affiliated officers and directors. The lawsuit follows Garrett’s unsuccessful efforts to reach a negotiated solution with Honeywell’s executive team to avoid litigation.

The lawsuit arises from Honeywell’s unilateral imposition of an unusual 30-year Indemnification Agreement on Garrett immediately prior to the spinoff of Garrett in October 2018. This agreement, which was not negotiated at arm’s-length, requires Garrett to compensate Honeywell for payments relating to asbestos exposure arising from Honeywell’s legacy Bendix automotive brake business, including payments relating to punitive damages and defense costs.

Garrett asserts that requiring it to make these payments to Honeywell is unacceptable as the historical asbestos liability is Honeywell’s and not Garrett’s. Furthermore, Honeywell has enabled itself to potentially exercise control of key Garrett corporate decisions by inserting a set of loan-like covenants into the 30-year agreement term.

For more than a year since its spinoff, Garrett has attempted to resolve these important governance and financial issues amicably with Honeywell. After repeated, but unsuccessful discussions with Honeywell, Garrett believes it has no alternative but to turn to the Court for relief.

Garrett’s decision was the result of a comprehensive analysis undertaken by its management, informed by the input of outside advisors, and made with the approval of its Board of Directors, who believe this unacceptable agreement limits Garrett’s ability to reach its full potential.

During its negotiations with Honeywell, despite asserting that Honeywell’s agreement is unacceptable, Garrett continued to comply with the terms of the agreement, including making timely quarterly indemnity payments under protest. Garrett’s exposure remains capped at $175 million annually throughout the agreement.

Garrett’s lawsuit that seeks compensatory damages, rescission of the Indemnification Agreement, as well as other relief from the Court, can be read here.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements including without limitation our statements regarding our plans to pursue litigation against Honeywell. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to those described in our annual report on Form 10-K for the year ended December 31, 2018, as well as our other filings with the Securities and Exchange Commission, under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements.

About Garrett Motion Inc.

Garrett Motion is a differentiated technology leader, serving customers worldwide for more than 65 years with passenger vehicle, commercial vehicle, aftermarket replacement and performance enhancement solutions. Garrett’s cutting-edge technology enables vehicles to become safer, and more connected, efficient and environmentally friendly. Our portfolio of turbocharging, electric boosting and automotive software solutions empowers the transportation industry to redefine and further advance motion. For more information, please visit www.garrettmotion.com.

Contacts

Media	Investor Relations

Mike Stoller	Paul Blalock

+1 734 392-5525	+1 862 812-5013

michael.stoller@garrettmotion.com	paul.blalock@garrettmotion.com

Michael Cimini

+1 973 216-3986

michael.cimini@garrettmotion.com